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                                                                 EXHIBIT 3.4

                                    BYLAWS

                                      OF

                          NEW BEVERLY HOLDINGS, INC.

                              AS OF MAY 29, 1997




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                               TABLE OF CONTENTS


ARTICLE I                  OFFICES

         Section  1.       Principal Office........................   4
         Section  2.       Other Offices...........................   4

ARTICLE II                 MEETING OF STOCKHOLDERS

         Section  1.       Place of Meetings.......................   4
         Section  2.       Annual Meetings.........................   4
         Section  3.       Special Meetings........................   4
         Section  4.       Notice of Stockholders' Meetings........   4
         Section  5.       Manner of Giving Notice; Affidavit
                             of Notice.............................   5
         Section  6.       Quorum..................................   5
         Section  7.       Organization............................   6
         Section  8.       Adjourned Meeting and Notice Thereof....   6
         Section  9.       Record Date.............................   6
         Section 10.       Voting..................................   7
         Section 11.       Waiver of Notice by Absent Stockholders.   7
         Section 12.       Proxies.................................   8
         Section 13.       Inspectors of Election..................   8
         Section 14.       List of Stockholders Entitled to Vote...   9
         Section 15.       Notice of Stockholder Business..........   9
         Section 16.       Notification of Nominees................  10
         Section 17.       Substitution of Nominees................  11
         Section 18.       Compliance with Procedure...............  11

ARTICLE III                DIRECTORS

         Section  1.       Powers..................................  11
         Section  2.       Number of Directors.....................  11
         Section  3.       Election and Term of Office.............  12
         Section  4.       Vacancies...............................  12
         Section  5.       Removal.................................  12
         Section  6.       Place of Meetings.......................  12
         Section  7.       Organizational Meeting..................  13
         Section  8.       Regular Meetings........................  13
         Section  9.       Special Meetings........................  13
         Section 10.       Notice of Special Meetings..............  13
         Section 11.       Waiver of Notice........................  13
         Section 12.       Quorum..................................  14
         Section 13.       Organization............................  14
         Section 14.       Adjourned Meetings......................  14
         Section 15.       Participation in Meetings by Conference
                             Telephone.............................  14
         Section 16.       Action Without Meeting..................  14
         Section 17.       Inspection by Directors.................  15
         Section 18.       Fees and Compensation...................  15

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
ARTICLE IV                 COMMITTEES

         Section  1.       Committees of Directors.................  15
         Section  2.       Meetings and Action of Committees.......  16

ARTICLE V                  OFFICERS

         Section  1.       Officers................................  16
         Section  2.       Election and Tenure.....................  17
         Section  3.       Subordinate Officers....................  17
         Section  4.       Removal and Resignation.................  17
         Section  5.       Vacancies...............................  17
         Section  6.       Chairman of the Board...................  18
         Section  7.       President...............................  18
         Section  8.       Vice Presidents.........................  18
         Section  9.       Secretary...............................  18
         Section 10.       Chief Financial Officer.................  19
         Section 11.       Treasurer...............................  19
         Section 12.       Controller..............................  20

ARTICLE VI                 INDEMNIFICATION

         Section  1.       Right of Indemnification................  20
         Section  2.       Prepayment of Expenses..................  20
         Section  3.       Claims..................................  21
         Section  4.       Nonexclusivity of Rights................  21
         Section  5.       Contracts and Arrangements..............  21
         Section  6.       Amendment or Repeal.....................  21

ARTICLE VII                STOCK CERTIFICATES; TRANSFER OF SHARES

         Section  1.       Certificates............................  21
         Section  2.       Consideration for Issuance of Shares....  22
         Section  3.       Transfer of Stock.......................  22
         Section  4.       Lost Certificates.......................  22
         Section  5.       Transfer Agents and Registrars..........  22

ARTICLE VIII               OTHER PROVISIONS

         Section  1.       Execution of Documents..................  23
         Section  2.       Corporate Seal..........................  23
         Section  3.       Employee Stock Purchase Plans...........  23
         Section  4.       Representation of Shares of Other
                             Corporations..........................  23
         Section  5.       Loans and Guarantees to Directors,
                             Officers and Employees................  24
         Section  6.       Miscellaneous...........................  24

ARTICLE IX                 AMENDMENTS TO BY-LAWS

         Section  1.       Amendment by Stockholders...............  24
         Section  2.       Amendment by Directors..................  24

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                                    BY-LAWS

                                       OF

                          NEW BEVERLY HOLDINGS, INC.

                                   ARTICLE I

                                    OFFICES

         Section 1. Principal Office. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or without the State of Delaware. The Board of Directors shall fix and designate a principal business office in the State of California.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meeting. All annual meetings of stockholders and all other meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Delaware which shall be designated by resolution of the Board of Directors from time to time.

         Section 2. Annual Meeting. An annual meeting of stockholders shall be held for the election of Directors at such date and time as may be designated by the Board of Directors. Any other proper business may be transaction at the annual meeting.

         Section 3. Special Meetings. Special meetings of stockholders for any purpose or purposes whatsoever may be called at any time, but only by the Board of Directors, the Chairman of the Board or the President of the Corporation.

         Section 4. Notice of Stockholders' Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written

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notice of any meeting shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

         Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders shall be given, either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or has been so given, notice shall be deemed to have been given if sent by first-class mail or telegraphic or other written communication to the Corporation's principal executive office or if published at least once in a newspaper of general circulation in the county where such office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         Whenever notice is required to be given to any stockholder to whom (i) notice of two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his or her address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated.

         An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary, any Assistant Secretary or any transfer agent of the Corporation giving such notice, and shall be filed and maintained in the Minute Book of the Corporation.

         Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

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         In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in
Article II, Section 8 of these By-laws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 7. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the President, or in the absence of the President, by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 8. Adjourned Meeting and Notice Thereof. Any stockholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 6 of this Article) no other business may be transacted at such meeting.

         Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which such adjournment is taken; provided, however, when any stockholders' meeting is adjourned for more than thirty (30) days, or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such

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meeting; and (2) in the case of any other action, shall not be more than sixty
(60) days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 10. Voting. Except as otherwise provided by the Restated Certificate of Incorporation of the Corporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Restated Certificate of Incorporation of the Corporation or these By-laws, be decided by the vote of the holders of a majority of the shares of stock entitled to vote thereon present in person or represented by proxy at the meeting. On any matter other than election of Directors, any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares that the stockholder is entitled to vote.

         Section 11. Waiver of Notice by Absent Stockholders. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to notice, who was not present in person or by proxy, signs a written waiver of notice to a holding of the meeting, or an approval of the minutes. The waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers or approvals shall be filed with the records of the Corporation (the

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"Corporate Records") or made a part of the minutes of the meeting.

         Attendance of a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

         Section 12. Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of its execution unless otherwise provided in the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

         Section 13. Inspectors of Election. (a) In advance of any meeting of stockholders, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of the meeting of stockholders may, and on the request of the holders of the majority of the outstanding shares of all classes of stock entitled to vote shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors of election shall be either one (1) or three (3). If appointed at a meeting at the request of the holders of a majority of the outstanding shares of all classes of stock entitled to vote, such shares shall determine whether one (1) or three
(3) inspectors are to be appointed.

         (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, and validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in

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any way arising in connection with the right to vote, count and tabulate all votes, determine when the polls shall close, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         (c) If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated herein.

         Section 14. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 15. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly requested to be brought before the meeting by a stockholder. For business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than seventy-five (75) days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Corporation by mail, press release or otherwise more than ninety (90) days prior to

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the meeting, notice by the stockholder to be timely must be delivered to the
Secretary of the Corporation not later than the close of business on the fifteenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in these By-laws. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these By-laws, and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

         Section 16. Notification of Nominees. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than seventy-five (75) days prior to such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by mail, press release or otherwise more than ninety (90) days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation at the Corporation's principal executive offices not later than the close of business on the fifteenth day following the day on which such announcement of the date of the meeting was mailed or publicly disclosed. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all

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arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee proposed by such (d) stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

         Section 17. Substitution of Nominees. In the event that a person is validly designated as a nominee by a stockholder entitled to vote in the election of Directors in accordance with these By-laws and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the stockholder who proposed such nominee may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to these By-laws had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

         Section 18. Compliance with Procedure. If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of Section 16 and Section 17, such nomination shall be void; provided, however, that nothing in Section 16 and Section 17 shall be deemed to limit any voting rights upon the occurrence of divided arrearage provided to holders of Preferred Stock pursuant to the preferred stock designation for any series of Preferred Stock.

                                  ARTICLE III

                                   DIRECTORS

         Section 1. Powers. Subject to the provision of the General Corporation Law of the State of Delaware and any limitations in the Restated Certificate of Incorporation of the Corporation and these By-laws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be managed by or under the direction of the Board of Directors.

         Section 2. Number of Directors. The number of Directors of the Corporation which shall comprise the full Board of Directors

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shall be fixed by resolution of the Board of Directors.

         Section 3. Election and Term of Office. The Directors shall be elected at each annual meeting of stockholders. Directors need not be stockholders. Each Director, including a Director elected to fill a vacancy, shall hold office until the next annual meeting and until a successor is elected and qualified.

         Section 4. Vacancies. Vacancies in the Board of Directors occurring for any cause may be filled by a majority of the remaining Directors then in office, whether or not less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director pursuant to Section 5 hereof may be filled only by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present.

         A vacancy or vacancies on the Board shall be deemed to exist in case of the death, resignation or removal of any Director, or if the number of Directors be increased, or if the stockholders fail, at any annual meeting of stockholders at which any Director or Directors are elected, to elect the full number of Directors to be voted for at the meeting, or in any other instance in which any position of Director is not then filled by a duly elected Director. No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his or her term of office.

         The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors.

         Any Director may resign at any time upon giving written notice to the Corporation. A resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

         Section 5. Removal. The entire Board of Directors or any individual Director may be removed, with or without cause, from office by the affirmative vote of a majority of the outstanding shares entitled to vote. When by the provisions of the Restated Certificate of Incorporation of the Corporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more Directors, any Director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

         Section 6. Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of

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Delaware which has been designated from time to time by resolution of the Board or, in case of special meetings of the Board of Directors, which has been designated in the notice of the meeting. In the absence of such designation, all meetings shall be held at the principal executive office of the Corporation.

         Section 7. Organizational Meeting. Immediately following each annual meeting of stockholders, the Board of Directors shall hold an organizational meeting for the purpose of election of officers and the transaction of other business. Call and notice of such organizational meeting is hereby dispensed with.

         Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be determined by the Board of Directors. Such regular meetings may be held without notice, provided notice of any change in the determination of the time of such meetings shall be sent to all of the Directors. Notice of a change in the determination of the time shall be given to each Director in the same manner as for special meetings of the Board of Directors.

         Section 9. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the President, any Vice President, the Secretary or any two (2) Directors.

         Section 10. Notice of Special Meetings. Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director's address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director whom the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting, nor the place if the meeting is to be held at the principal executive office of the Corporation.

         Section 11. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors

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entitled to notice and not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the Corporate Records and made a part of the minutes of the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 12. Quorum. A majority of the number of Directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation of the Corporation or these By-laws require a greater number. A meeting at which quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         Section 13. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the President, or in their absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 14. Adjourned Meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

         Section 15. Participation in Meetings by Conference Telephone. Members of the Board may participate in a meeting by means of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

         Section 16. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors under the provisions of the General Corporation Law of the State of Delaware may be taken without a meeting if all members of the Board shall, individually or collectively, consent in writing to such action. Such written consent or consents shall be filed

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




with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Any certificate or other document filed under any provision of the General Corporation Law of the State of Delaware which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, and that the By-laws authorize the Directors to so act, and such statement shall be prima facie evidence of such authority.

         Section 17. Inspection by Directors. Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations. Such inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

         Section 18. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. Committees of Directors. The Board of Directors may, be resolution, designate one (1) or more committees, each consisting of one (1) or more Directors to serve at the pleasure of the Board. The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         The Executive Committee of the Board of Directors, if any, shall advise and aid the Officers of the Corporation in all matters concerning its interests and the management of its business and affairs, and shall have all the authority of the Board, except as set forth below as limited by the Board of Directors. Any other committee of the Board shall have or may exercise such specific powers of the Board in the management of the business and affairs of the Corporation as are set forth in resolutions of the Board. Neither the Executive Committee nor any other committee of the Board shall have the power or authority in reference to amending the Restated Certificate of Incorporation of the Corporation (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of Preferred Stock adopted by the Board of Directors pursuant to Article IV of the Restated Certificate of Incorporation of the Corporation, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 and 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-laws; and unless the resolution or the Restated Certificate of Incorporation of the Corporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. The Board of Directors shall have the power at any time to fill vacancies on, to change the membership of, or to discharge any such committee.

         Section 2. Meetings and Action of the Committees. Meetings and action of the committees shall be governed by, and held and taken in accordance with, the applicable provisions of Article III of these By-laws, with such changes in the context of those By-laws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by the Board of Directors or by the committee; special meetings of committees may also be called by the Board of Directors; and notice of special meetings of committees shall also be given to alternate members, if any, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these By-laws. The Executive Committee, if any, and any other committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board as may be required by the Board.

                                   ARTICLE V

                                    OFFICERS

         Section 1. Officers. The Board of Directors shall elect a Chairman of the Board, a President, a Vice President, a Secretary, a Chief Financial Officer, a Treasurer and a Controller. The Corporation may also have, at the discretion of the Board of Directors, one or more additional Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Controllers, one or more Assistant Secretaries, one or more Assistant Treasurers and such other Officers as may be elected or appointed in accordance with the provisions of
Section 3 of this Article V. Officers, other than the Chairman of the Board and the President, need not be Directors. The Board of Directors may designate a Chief Executive Officer, a Chief Operating Officer, a Chief Legal Officer, and a Chief Accounting Officer. Any number of offices may be held by the same person.

         Section 2. Election and Tenure. The Officers of the Corporation, except such Officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen annually, or at such other times as a vacancy may occur, by, and shall serve at the pleasure of, the Board of Directors, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected and qualified.

         Section 3. Subordinate Officers. The Board of Directors may elect or appoint such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-laws or as the Board of Directors may, from time to time, determine. The Chairman of the Board, the President or the Secretary may appoint in writing any Assistant Secretary or Assistant Treasurer, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-laws or as the Board of Directors or the Chairman, may, from time to time, determine.

         Section 4. Removal and Resignation. Any Officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board of Directors, by an Officer upon whom such power of removal may be conferred by the Board of Directors. Any such removal shall be without prejudice to the rights, if any, of the Officer under any contract of employment.

         Any Officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any employment contract to which the Officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-laws for regular election or appointment to such office.

         Section 6. Chairman of the Board. The Chairman of the Board shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. The Chairman of the Board shall exercise and perform such powers and duties as may be, from time to time, assigned by the Board of Directors, or prescribed by these By-laws.

         Section 7. President. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board, and subject to the control of the Chairman of the Board, the President shall have specific supervision, direction and control of the operational affairs of the Corporation. The President shall preside at all meetings of the stockholders and Directors in the absence of the Chairman of the Board. The President shall have the general powers and duties of the management usually vested in the office of the President of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-laws.

         Section 8. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the Board of Directors or by these By-laws.

         Section 9. Secretary. The Secretary shall keep, or cause to be kept at the principal executive office or such other places as the Board of Directors may order, a book of the minutes of all meetings of the stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized; the notice thereof given; the names of those present at the Board and committee meetings; the number of shares present or represented at stockholders' meetings; and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the By-laws of the Corporation, as the same may be amended, at the principal executive office of the Corporation, which By-laws shall be open to inspection by the stockholders at all reasonable times during office hours.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, a share register, or a duplicate share register, showing the names of the

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




stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all of the meetings of the stockholders and of the Board of Directors and of any committees thereof, required by the By-laws or by law to be given, and the Secretary shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-laws.

         Section 10. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and shares. The Chief Financial Officer shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these By-laws required to be sent to them. The books of account at all reasonable times shall be open to inspection by any Director.

         The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-laws.

         Section 11. Treasurer. The Treasurer shall assist the Chief Financial Officer in such duties as the Chief Financial Officer shall direct, and the duties of the Treasurer shall include the following unless otherwise directed:

         (a) deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors;

         (b) disburse the funds of the Corporation as may be ordered by the Board of Directors;

         (c) invest excess funds of the Corporation as authorized by the Board of Directors; and

         (d)  assist the Chief Financial Officer in obtaining debt or

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




capital financing as may be directed by the Board of Directors.

         Section 12. Controller. The Controller shall assist the Chief Financial Officer in such duties as the Chief Financial Officer shall direct, and the duties of the Controller shall include the following, unless otherwise directed:

         (a) keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and shares; and

         (b) prepare or cause to be prepared and rendered to the Chief Financial Officer, the President and the Directors such financial statements and reports as are required by law or these By-laws.

                                   ARTICLE VI

                                INDEMNIFICATION

         Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or Officer of the Corporation (or a Director or Officer of Beverly Enterprises, a California corporation ("Beverly California"), prior to the merger of Beverly Merger, Inc., a subsidiary of the Corporation organized under California law, into Beverly California) or is or was serving at the request of the Corporation as a Director, Officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

         Section 2. Prepayment of Expenses. The Corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a Director or Officer in his or her capacity as a Director or Officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or Officer to repay all amounts advanced if it should be ultimately determined by that the Director or Officer is not entitled to be indemnified under this Article or otherwise.

         Section 3. Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         Section 4. Nonexclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation of the Corporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 5. Contracts and Arrangements. The Corporation may enter into contracts providing indemnification to the full extent authorized or permitted by the General Corporation Law of the State of Delaware and may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and other similar arrangements) to ensure the payment of such amounts as may become necessary to effect indemnification pursuant to such contracts or otherwise.

         Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE VII

                     STOCK CERTIFICATES; TRANSFER OF SHARES

         Section 1. Certificates. Every holder of shares of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such

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




person were an officer, transfer agent or registrar at the date of issue.

         Section 2.  Consideration for Issuance of Shares.

         (a)  Shares may be issued:

              (1) For such consideration as is determined from time to time by the Board of Directors; or

              (2) As a share dividend or upon a stock split, reverse stock split, reclassification of outstanding shares into shares of another class, conversion of outstanding shares into shares of another class, exchange of outstanding shares for shares of another class or other change affecting outstanding shares.

         Section 3. Transfer of Stock. Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in compliance with any legend or restrictive condition on the share certificate applicable to its transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Except as provided in Section 4 hereof, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time.

         Section 4. Lost Certificates. The Corporation may, in case any share certificate or certificate for any other security is alleged to have been lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Corporation may require, including provision for indemnification of the Corporation by giving a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

         Section 5. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, which may be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. The Board may appoint the same bank or other financial company or institution as both transfer agent and registrar.

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




                                  ARTICLE VIII

                                OTHER PROVISIONS

         Section 1. Execution of Documents. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Corporation shall be valid and binding on the Corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board.

         Section 2. Corporate Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The failure to affix the corporate seal does not affect the validity of any instrument.

         Section 3. Employee Stock Purchase Plans. The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or Directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

         Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, subject to the provisions of the General Corporation Law of the State of Delaware, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board.

         Section 4. Representation of Shares of Other Corporations. The Chairman of the Board, the President or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in then name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

         Section 5. Loans and Guarantees to Directors, Officers and Employees. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any Director, Officer or other employee of the Corporation or any of its subsidiaries, whenever, in the judgment of the Directors, such loan guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

         Section 6. Miscellaneous. Effective upon adoption of this Section 6 by the Board of Directors, the Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware. Notwithstanding anything in Article IX of these By-laws to the contrary, this Section 6 shall not be further amended by the Board of Directors of the Corporation.

                                   ARTICLE IX
                             AMENDMENTS TO BY-LAWS

         Section 1. Amendment by Stockholders. New By-laws may be adopted or these By-laws may be amended or repealed by the vote of holders of a majority of the outstanding shares entitled to vote.

         Section 2. Amendment by Directors. Subject to the right of the stockholders as provided in Section 1 of this Article IX to adopt, amend or repeal By-laws, By-laws may be adopted, amended or repealed by the Board of Directors.

                                      24